UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 28, 2017

FOUNDATION BUILDING MATERIALS, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-38009	81-4259606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2741 Walnut Avenue, Suite 200, Tustin, California	92780
(Address of Principal Executive Offices)	(Zip Code)

(714) 380-3127
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 28, 2017, Foundation Building Materials, LLC, a wholly-owned subsidiary of Foundation Building Materials, Inc. (the “Company”), entered into an agreement with Barbara J. Bitzer in respect of Ms. Bitzer’s service as the Company’s Chief Accounting Officer and Senior Controller (the “Agreement”). Ms. Bitzer is expected to commence employment with the Company on April 10, 2017.
Pursuant to the Agreement, Ms. Bitzer’s annual base salary will be $275,000, and she may be eligible to earn an annual cash performance bonus based upon the achievement of performance targets established by the Company’s Board of Directors or a committee thereof. Ms. Bitzer will also receive an equity award with an anticipated grant date fair value of approximately $150,000. Finally, Ms. Bitzer will be entitled to participate in all Company benefit plans that are generally available to similarly situated senior executives.
If Ms. Bitzer’s employment is terminated by the Company without cause or on her own accord with good reason, each as defined in the Agreement, Ms. Bitzer will be entitled to receive her base salary for a period of six months following termination, with such payments contingent upon (i) Ms. Bitzer’s execution of a general release in favor of the Company, and (ii) Ms. Bitzer’s compliance with various restrictive covenants set forth in the Agreement.
The Agreement includes provisions concerning protection of confidential information and assignment of intellectual property, as well as standard non-solicitation and non-disparagement restrictions in favor of the Company.
The foregoing summary of Ms. Bitzer’s Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Before joining the Company, Ms. Bitzer, age 50, served as Vice President & Controller of Calumet Specialty Products Partners, L.P., a publicly traded manufacturer of oils, solvents and waxes, since December 2015. Prior to Calumet, Ms. Bitzer served as Vice President, Global Controller and Chief Accounting Officer of Remy International, Inc., a manufacturer and remanufacturer in the automotive, heavy duty and transportation industry, from December 2010 to November 2015. Previously, Ms. Bitzer was owner and Principal of Simons Bitzer & Associates, PC and a Senior Auditor at Arthur Andersen LLP. Ms. Bitzer attended the University of Evansville where she received a Bachelor of Science in Accounting. Ms. Bitzer is also a licensed CPA in the State of Indiana.

Ms. Bitzer does not have any family relationship with the Company’s executive officers or directors, nor has she engaged in any related party transaction with the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
99.1	Agreement by and between Foundation Building Materials, LLC and Barbara J. Bitzer, dated as of March 28, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDATION BUILDING MATERIALS, INC.

Date: March 30, 2017	By:	/s / Richard Tilley
	Name:	Richard Tilley
	Title:	Vice President, General Counsel and Secretary

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